Exhibit 99.1

NEWS RELEASE

CONTACT:

Bob Aronson
Director of Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES FOURTH QUARTER RESULTS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON, TX, March 4, 2004 - Stage Stores, Inc. (Nasdaq: STGS) announced today that it will release its fourth quarter 2003 results on March 11, 2004, before the market opens. The Company also announced that it will hold a conference call at 8:30 a.m. Eastern Time on the same day to discuss the fourth quarter's results.

All interested parties can listen to a live webcast of the Company's conference call by logging on to the Company's web site at www.stagestoresinc.com and then clicking on Investor Relations, then Webcasts, then the webcast link. As an alternative, individual investors and other interested parties can listen to the conference call webcast by logging on to www.fulldisclosure.com, while institutional investors, who are members, can access the conference call through www.streetevents.com. A replay will be available online at each web site until midnight on Friday, March 19, 2004.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 518 stores located in 27 states. The Company operates under the Stage, Bealls and Palais Royal names throughout the South Central states, and under the Peebles name throughout the Mid-Atlantic, Southeastern and Midwestern states. For more information about Stage Stores, visit the Company's web site at www.stagestoresinc.com.

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